                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Vinod Gupta and Stormy L. Dean, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to register an additional 3,566,500 shares of the common stock, par value $.0025 per share, of infoUSA Inc. under its 1992 Stock Option Plan, and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title
---------                              -----

/s/ Vinod Gupta                        Chairman and Chief Executive Officer             November 7, 2001
-----------------------------------    (principal executive officer)
Vinod Gupta

/s/ Stormy L. Dean                     Chief Financial Officer                          November 7, 2001
-----------------------------------    (principal financial and accounting
Stormy L. Dean                         officer)

/s/ Elliot S. Kaplan                   Director                                         November 7, 2001
-----------------------------------
Elliot S. Kaplan

/s/ Harold W. Andersen                 Director                                         November 7, 2001
-----------------------------------
Harold W. Andersen

/s/ George F. Haddix                   Director                                         November 7, 2001
-----------------------------------
George F. Haddix

/s/ Paul A. Goldner                    Director                                         November 7, 2001
-----------------------------------
Paul A. Goldner

/s/ Cynthia Hardin Milligan            Director                                         November 7, 2001
-----------------------------------
Cynthia Hardin Milligan

/s/ Rob S. Chandra                     Director                                         November 7, 2001
-----------------------------------
Rob S. Chandra

/s/ J. Robert Kerrey                   Director                                         November 7, 2001
-----------------------------------
J. Robert Kerrey